EXHIBIT 3.8

AMENDED AND RESTATED
BYLAWS
OF

UNITED HELIUM, INCORPORATED.

ARTICLE I. MEETINGS OF SHAREHOLDERS

§1. Annual Meeting.

The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the board of directors of the corporation. The annual meeting of shareholders for any year shall be held no later than 13 months after the last preceding annual meeting of shareholders. Business transacted at the meeting shall include the election of directors of the corporation.

§2. Special Meetings.

Special  meetings  of  the  shareholders  shall  be  held  when  directed  by  the  board  of directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting.

§3. Place.

Meetings of shareholders may be held within or without the State of Colorado.

§4. Notice.

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at the meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.

§5. Notice of Adjourned Meetings.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the date entitled to vote at that meeting.

§6. Closing of Transfer Books and Fixing Record Date.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least 10 days immediately preceding the meeting.

In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any determination of shareholders, that date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days before the date on which the particular action requiring the determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be shall be the record date for the determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment, unless the board of directors fixes a new record date for the adjourned meeting.

§7. Voting Record.

The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment with the address of and the number and class and series, if any, of shares held by each.  The list, for a period of 10 days before that meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours.   The list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

If the requirements of this section have not been complied with substantially, the meeting on demand of any shareholder in person or by proxy shall be adjourned until the requirements are met.  If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

§8. Shareholder Quorum and Voting.

A  majority  of  the  shares  entitled  to  vote,  represented  in  person  or  by proxy,  shall constitute a quorum at a meeting of shareholders.  When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of that class or series shall constitute a quorum for the transaction of that item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

After  a  quorum  has  been  established  at  a  shareholders'  meeting,  the  subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment of it.

§9. Voting of Shares.

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at the election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by whatever person the board of directors of the corporate shareholder may designate.  Proof of the designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder.  In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote the shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of the shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without transfer into his name if authority to do so be contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote those shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to their holders and a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to their holders upon surrender of their certificates, those shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

§10. Proxies.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize any person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from its date unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of incompetence or of death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting or, if only one is present, that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of the shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

§11. Voting Trusts.

Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law.  When the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, those documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and that counterpart and copy of the record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

§12. Shareholder's Agreements.

Two or more shareholders of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law.  Nothing in that agreement shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

§13. Action by Shareholders Without a Meeting.

Any action required by law, these bylaws or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.  If any class of shares is entitled to vote as a class, written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote a class and of the total shares entitled to vote.

Within 10 days after obtaining authorization by written consent, notice shall be given to those shareholders who have not consented in writing.   The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided under this act, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

ARTICLE II. DIRECTORS

§1. Function.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the board of directors.

§2. Qualification.

Directors need not be residents of this state or shareholders of this corporation.

§3. Compensation.

The board of directions shall have authority to fix the compensation of directors.

§4. Duties of Directors.

A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)	one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,

(b)	counsel, public accountants or other persons as to matters which the director reasonably believes to be within that person's professional or expert competence, or

(c)
a committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause that reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

§5. Presumption of Assent.

A director of the corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against that action or abstains from voting because of an asserted conflict of interest.

§6. Number.

This corporation shall have a minimum of three (3) directors.  The number of directors may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director.

§7. Election and Term.

Each person named in the articles of incorporation as a member of the initial board of directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

§8. Vacancies.

Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

§9. Removal of Directors.

At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Any director may be removed from the board, by action of the other board members, in the event a board member misses three (3) consecutive regular or special board of director meetings without valid business reason.  The remaining board members shall promptly designate a new director to replace a removed director.

§10. Quorum and Voting.

A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

§11. Director Conflicts of Interest.

No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested shall be either void or voidable because of that relationship or interest or because that director or those directors are present at the meeting of the board of directors or a committee that authorizes, approves or ratifies the contract or transaction or because his or their votes are counted for that purpose, if:

(a)
The fact of that relationship or interest is disclosed or known to the board of directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors; or

(b)	The fact of that relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify the contract or transaction by vote or written consent; or

(c)	The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee of it that authorizes, approves or ratifies the contract or transaction.

§12. Executive and Other Committees.

The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors, except that no committee shall have the authority to:

(a)	approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

(b)	designate candidates for the office of director, for the purposes of proxy solicitation or otherwise,

(c)	fill vacancies on the board of directors or any committee of the board,

(d)	amend the bylaws,

(e)	authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors, or

(f)
authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the board of directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for that purpose, and, in the case of a series, its designation, pursuant to a general formula or method specified by the board of directors, by resolution or by adoption of a stock option or other plan may authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which those shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in the committee to adopt any final resolution setting forth all its terms and to authorize the statement of the terms of a series for filing with the Department of State.

The board of directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of the committee.

§13. Place of Meetings.

Regular and special meetings by the board of directors may be held within or without the State of Colorado.

§14. Time, Notice and Call of Meetings.

Regular meetings of the board of directors shall be held without notice on the 1st day of each quarter of the year.  Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting.

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting.  In addition, attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need by specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place.   Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the board of directors may be called by the chairman of the board, by the president of the corporation or by any two directors.

Members of the board of directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by those means shall constitute presence in person at a meeting.

§15. Action Without a Meeting.

Any action required to be taken at a meeting of the directors of a corporation, or any action that may be taken at a meeting of the directors or a committee of the directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee.  The consent shall have the same effect as a unanimous vote.

ARTICLE III. OFFICERS

§1. Officers.

The officers of this corporation shall consist of a Chief Executive Officer, president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors from time to time.  Any two or more offices may be held by the same person.  The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

§2. Duties.

The officers of this corporation shall have the following duties:

The Chief Executive Officer (“CEO”), subject to the control of the board of directors, shall supervise, control, and have general and active management of all of the business and affairs of the corporation and shall preside at all meetings of the stockholders and board of directors.  The CEO shall perform all duties incident to the office of Chief Executive Officer and any other duties that may be prescribed by the By-Laws and the board of directors from time to time. The CEO may sign, with the secretary or any other proper officer of the corporation, as authorized by the board of directors or by these By-Laws, share certificates of the corporation, or may authorize the issuance of paperless book-entry shares, and may sign deeds, mortgages, leases, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution of these instruments is expressly delegated by the board of directors or by these By-Laws to some other officer or agent of the corporation, or is required by law to be otherwise signed or executed

The president shall perform any duties that the board of directors or the CEO may assign from time to time.  In the absence of the CEO or in the event of the CEO’s death, inability or refusal to act, the president shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO.

Each vice president shall perform any duties that the board of directors, the Chief Executive Officer, or the president, may assign from time to time.  In the absence of the Chief Executive Officer, or the president or in the event of their, inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the Chief Executive Officer or the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the officer for whom the vice president is acting.

The secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and board of directors, send all notices of meetings out, and perform such other duties as may be prescribed by the board of directors or the president.

The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts at the annual meetings of stockholders and whenever else required by the board of directors or the president, and shall perform such other duties as may be prescribed by the board of directors or the president.

§3. Removal of Officers.

Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the corporation will be served by that removal.

Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove the officer or agent.

Any vacancy, however occurring, in any office may be filled by the board of directors, unless the bylaws shall have expressly reserved that power to the shareholders.

Removal of any officer shall be without prejudice to the contract rights, if any, or the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

ARTICLE IV. STOCK CERTIFICATES

§1. Issuance.

Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled.  No certificate shall be issued for any share until the share is fully paid.

§2. Form of Shares and Authority to issue paperless book-entry shares.

Certificates representing shares in this corporation shall be signed by the president or vice president and the secretary or an assistant secretary and may be sealed with the seal of this corporation or a facsimile of it.  The signature of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon the certificate shall have ceased to be that officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were that officer at the date of its issuance.

Every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series as far as have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares that are restricted as to the sale, disposition or other transfer of the shares shall state that the shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the restrictions.

Each certificate representing shares shall state upon its face: the name of the corporation; that the corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, that the certificate represents; and the par value of each share represented by the certificate, or a statement that the shares are without par value.

§2.1. Issuance Of Paperless Book-Entry Shares

In order to the issuance, registration and transfer of shares of the corporation to be included in the DWAC/FAST and DRS Profile systems offered by The Depository Trust & Clearing Corporation, shares of the corporation may be issued by means of a paperless book- entry.

§3. Transfer of Stock.

Until such time as the corporation issues stock by means of a paperless book-entry, the corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of that person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

§4. Lost, Stolen, or Destroyed Certificates.

The corporation shall issue a new stock certificate, or will cause an paperless book-entry share to be issued,  in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate,  or issue a paperless book-entry share, before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation or transfer agent.

ARTICLE V. BOOKS AND RECORDS

§1. Books and Records.

This corporation shall keep accurate and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

§2. Shareholders' Inspection Rights.

Any person who shall have been a holder of record of shares or of voting trust certificates for shares at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least 5% of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes, and records of shareholders and to make extracts from those records.

§3. Financial Information.

Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

ARTICLE VI. DIVIDENDS

The board of directors of this corporation, from time to time, may declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment of dividends would render the corporation insolvent or when the declaration or payment would be contrary to any restrictions contained in the articles of incorporation, subject to the following provisions:

(a)
Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from the surplus shall be disclosed to the shareholders receiving the payment concurrently with the distribution.

(b)	Dividends may be declared and paid in the corporation's own treasury shares.

(c)	Dividends may be declared and paid in the corporation's own authorized but unissued share out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

(l)          If a dividend is payable in shares having a par value, those shares shall be issued at not less than the par value and there shall be transferred to stated capital at the time the dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2)          If a dividend is payable in shares without par value, those shares shall be issued at such stated value as shall be fixed by the board of directors by resolution adopted at the time the dividend is declared, and there shall be transferred to stated capital at the time the dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of those shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving the dividend concurrently with its payment.

(d)
No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or the payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e)
A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

ARTICLE VII. AMENDMENTS

These bylaws may be amended only by a majority vote of those directors present at any meeting, and only after thirty (30) days notice of any proposed amendments.

APPROVED AND ADOPTED THIS 5TH DAY OF JULY, 2013

__________________________________
Raymond S Hobbs, Director

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Peter Trimarco , Director

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Gordon Dudley, Director